UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-205271	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

687 N. Pastoria Avenue, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 9, 2018, Ondas Holdings Inc.’s (the “Company”) subsidiary, Ondas Networks Inc. (“Ondas Networks”), drew down the balance of the $5 million available (the “Tranche B Loan”) under the Loan and Security Agreement with Steward Capital Holdings LP (“Steward Capital”) entered into on March 9, 2018 (the “Loan Agreement”) by Ondas Networks and Steward Capital. As previously disclosed, Ondas Networks drew down the initial Tranche A loan under the Loan Agreement in the principal amount of $5 million (the “Tranche A Loan; together with the Tranche B Loan, the “Loan”). The Tranche B Loan proceeds will be utilized primarily for operating capital.

The principal amount outstanding under the Loan bears interest at a per annum rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Prime Rate (as published by the Wall Street Journal (National Edition)), less 3.25%. All amounts outstanding under the Loan are secured by a lien on the Company’s assets and become due and payable on the earlier to occur of September 19, 2019 or the completion by the Company of a capital raise with minimum proceeds to the Company of $20.0 million. Upon repayment or prepayment of outstanding amounts under the Loan, Steward Capital is entitled to a fee in the amount of $250,000, representing two and one-half percent (2.5%) of the maximum loan amount available under the Loan Agreement (“End of Term Charge”).

The Loan Agreement contains customary events of default and affirmative and negative covenants for transactions of this nature.  Upon an event of default, Steward Capital has the right to require the Company to prepay the outstanding principal amount of the Loan plus all accrued and unpaid interest and the End of Term Charge.

The Tranche B Loan was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offer and sale involved one purchaser (Steward Capital); (2) the purchaser had access to information regarding the Company; (3) the purchaser represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company; (b) was able to bear the economic risk of an investment in the Company; (c) will acquire the Loan for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend was placed on the instrument evidencing the Loan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, by and between Full Spectrum Inc. and Steward Capital Holdings, LP, dated as of March 9, 2018 filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018.

10.2	Secured Promissory Note issued to Steward Capital Holdings LP by Ondas Networks Inc. dated October 9, 2018.* * filed herewith

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018	ONDAS HOLDINGS INC.

	By:	/s/Eric Brock
Eric Brock
Chief Executive Officer